CONTROL CHIEF HOLDINGS, INC.

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                     Control Chief Holdings, Inc.
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            (Name of Registrant as Specified In Its Charter)


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         (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fees (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1  Title of each class of securities to which transaction applies:

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     2  Aggregate number of securities to which transaction applies:

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     3  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4  Proposed maximum aggregate value of transaction:

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     5  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing,

     1  Amount Previously Paid:

        ---------------------------------------------
     2  Form, Schedule or Registration Statement No.:

        ---------------------------------------------
     3  Filing Party:

        ---------------------------------------------
     4  Date Filed:

        ---------------------------------------------





                                  Proxy Card/Definitive Copy
----------------------------------------------------------------------------

[X] PLEASE MARK VOTES               CONTROL CHIEF HOLDINGS, INC.
    AS IN THIS EXAMPLE                             The proxies are instructed        With- For All
 THIS PROXY IS SOLICITED ON BEHALF                 to vote as follows:          For   hold Except
     OF THE BOARD OF DIRECTORS                                                    [ ]   [ ]   [ ]
                                                   1. Election of directors below.
   The undersigned hereby appoints
 Christopher G. Hauser and Arvid R.                   Douglas S. Bell, Robert E. Crofford,
 Nelson as Proxies, each with the                     Christopher G. Hauser, Arvid R. Nelson,
 power to appoint his substitute,                     C. Lawrence Shields, Patrick G. Shields,
 and hereby authorizes them to re-                    Jon T. Wray
 resent and to vote, as designated                 INSTRUCTION: To withhold authority to vote
 below, all shares of common stock                 to vote for any individual nominee, mark "For
 of Control Chief Holdings, Inc. of                All Except" and write that nominee's name in
 the undersigned on December 1,                    the space provided below.
 1995 or any adjournment thereof.
                                                   ---------------------------------------------
                                                                                For Against Abstain
                                                   2. Proposal to approve the   [ ]   [ ]     [ ]
                                                      appointment of Diefenbach, Delio, Kearney &
                                                      DeDionisio as independent public accountants
                                                      of Control Chief Holdings, Inc.
                                                   3. The Proxies are authorized to vote in their
                                                      discretion upon such other business as may
                                                      legally come before the meeting or any
                                                      adjournment thereof.

                                                     This Proxy, when properly exectued will be
                                     ------------  voted in the manner directed herein by the un-
    Please be sure to sign and date  Date          dersigned stockholder.  IF NO DIRECTION IS MADE,
      this Proxy in the box below.                 THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
    -------------------------------  ------------  The Proxies will use their discretion with respect to any matters referred to in item 3.

                                                     Please mark, sign exactly as name appears
    --Stockholder sign above                       above, date and return Proxy Card promptly,
      Co-holder(if any sign above)                 using the enclosed envelope.  When shares are
                                                   held by Joint Tenants, or Guardian, please give
                                                   full title as such.

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       Detach above card, sign, date and mail in postage paid envelope provided.
                       CONTROL CHIEF HOLDINGS, INC.
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                           PLEASE ACT PROMPTLY
                 SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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                              Definitive Copy


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   Bradford, Pennsylvania
                                   November 10, 1995


TO THE SHAREHOLDERS OF CONTROL CHIEF HOLDINGS, INC.:

The Annual Meeting of Shareholders of Control Chief Holdings, Inc., a New York Corporation, will be held at the Howard Johnson's Motor
Lodge, 100 Davis Street, Bradford, Pennsylvania on December 1, 1995, at 10:00 a.m. for the following purposes:

(1) To elect seven Directors to hold office for a term expiring upon the 1996 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified;

(2)  To approve the appointment of Diefenbach, Delio, Kearney &
   DeDionisio as independent auditors of the Company for the fiscal year ending, June 30, 1996;

(3) To transact such other business, if any, as may legally come before the meeting or any adjournments thereof.

Reference is made to the accompanying Proxy Statement for more complete information concerning the foregoing matters. A copy of the Company's combined annual report and Form 10-KSB is also enclosed.

Only shareholders of record at the close of business on November 3, 1995 are entitled to vote at the Annual Meeting.

                    By Order of the Board of Directors
                        /Christopher G. Hauser/
                         Christopher G. Hauser
                              Secretary

               YOUR VOTE IS IMPORTANT NO MATTER HOW MANY
                  SHARES YOU OWNED ON THE RECORD DATE


PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                          CONTROL CHIEF HOLDINGS, INC.
        200 Williams St. Bradford, Pennsylvania 16701 ... P.O. Box 141 .
                      Bradford, Pennsylvania  16701

                            PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Control Chief Holdings, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the Howard Johnson's Motor Lodge, 100 Davis Street, Bradford, Pennsylvania on December 1, 1995 at 10:00 a.m. and any adjournments thereof. The matters to be considered and acted upon at such meeting are referred to in the accompanying Notice of Annual Meeting and are more fully discussed herein.

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on November 3, 1995. On that date, 811,553 shares of Common Stock, par value $.50 per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock is entitled to one vote. A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy.

Shares represented by proxies will be voted in accordance with the specifications made on the proxy card by the shareholder. Any proxy not specifying to the contrary will be voted FOR all proposals.

A proxy may be revoked by a shareholder at any time prior to its use by filing with the Company a duly executed proxy bearing a later date or by giving written notice of such revocation to the Secretary of the Company. A proxy is also subject to revocation if the person executing the proxy is present at the meeting and chooses to vote in person.

This Proxy Statement and the form of proxy are being mailed to shareholders on or about November 10, 1995.


                          PROPOSAL NO. 1
                       ELECTION OF DIRECTORS

At the Annual Meeting, a Board of seven directors is to be elected. Each director shall serve until the next Annual Meeting of Shareholders and until his successor shall have been duly elected and qualified. It is intended that the persons named in the proxies will vote for the election of the seven directors named below, unless a shareholder giving a proxy withholds authority to vote for one or more of them. If any nominee is unable to serve, or for good cause declines to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend.

The Board of Directors conducts its business through meetings of the Board and through an Executive Committee, a Compensation Committee, an Audit Committee and a Long Range Planning Committee. The Board of Directors of the Company held five meetings during the fiscal year ended June 30, 1995. All directors attended at least 75% of the meetings held by the Board of Directors and committees of the Board on which they served.

During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board (except those powers specifically reserved by New York Law to the full Board of Directors) in the management and direction of the business and conduct of the affairs of the Company in all cases in which specific directions have not been given by the Board. The Executive Committee consisted of Arvid R. Nelson, Douglas S. Bell C. Lawrence Shields, and Joseph F. Lamendola until June 5, 1995, at which time Mr. Lamendola resigned from the Board. It met twice during the fiscal year ended June 30, 1995.

The Compensation Committee is composed entirely of outside Directors, was comprised of Arvid R. Nelson, C. Lawrence Shields, and Christopher
G. Hauser. The Compensation Committee sets the salaries of certain executive officers of the Company. It did not meet during the fiscal year ended June 30, 1995.

The Nominating Committee is comprised of Patrick G. Shields, Christopher G. Hauser, and Jon T. Wray. The Nominating Committee nominates a slate of directors for the ensuing fiscal year. The Committee met one time and nominated Mr. Douglas S. Bell, Mr. Robert
E. Crofford, Mr. Christopher G. Hauser, Mr. Arvid R. Nelson, Mr. C. Lawrence Shields, Mr. Patrick G. Shields and Mr. Jon T Wray. The Committee will consider nominees submitted by security holders. Nominations for director may be submitted to the Company in writing to the attention of the Nominating Committee, and should be received at least ninety days before the next Annual Meeting.

The Audit Committee is comprised of Patrick G. Shields, Christopher G. Hauser, and Jon T. Wray The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Audit Committee met once with the Board of Directors during the fiscal year ended June 30, 1995.

The Long Range Planning Committee, consisting of Douglas S. Bell, Jon
T. Wray, Robert E. Crofford, and Joseph F. Lamendola until June 5, 1995, at which time Mr. Lamendola resigned from the Board, prepares and presents strategic business plans for the consideration of the Board of Directors. The Long Range Planning Committee did not meet during the fiscal year ended June 30, 1995.

The names and certain information concerning the nominees are set forth below. The proxies will not be used for a greater number of persons than the number so named. Under New York State law, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required to elect a nominee as a Director.

Douglas S. Bell     Age    46
     Elected Chairman of the Board of Directors and President and Chief Executive Officer of the Company in November of 1995. Director of the Company since 1988. Mr. Bell has held various executive positions of the Company's wholly owned subsidiary, Bradford Classics Woodworking, Inc. since 1988 and is currently serving as a Director and Executive Vice President. In 1978, he joined Control Chief Corporation, a wholly owned subsidiary of the Company, as Data Processing Manager. In 1983, he was named Manufacturing Manager. In 1987, Mr. Bell was named Chief Financial Officer. Mr. Bell is a graduate of Clarion University of Pennsylvania and is the son-in-law of Mr. C. Lawrence Shields, and the brother-in-law of Patrick G. Shields, both Directors of the Company.


Robert E. Crofford  Age    52
     Elected Vice President of the Company in January of 1991. Vice President of the Company's wholly owned subsidiary, Control Chief Corporation since May 1988 and a Director since May 1990. From 1987 to 1988, Mr. Crofford held the position of Sales Manager with Control Chief Corporation. Prior to Mr. Crofford's employment with Control Chief Corporation, he held various sales positions with Climatech, Inc., TSBA Controls, Inc., Voltec, Inc., Cambridge Corporation and Honeywell, Inc.


Christopher G. Hauser    Age    41
     Director and Secretary of the Company since May 1994. Director and Secretary of the Company's wholly owned subsidiary, Bradford Classics Woodworking, Inc. since 1988. Partner in the law firm of McDowell, Wick, Daly Gallup, Hauser & Hartle since 1985. Mr. Hauser is a graduate of Washington & Jefferson College and The Dickinson School of Law.


Arvid R. Nelson     Age    68
     Director of the Company since 1983. Former Director of Control Chief Corporation. Since 1952, Mr. Nelson has been an insurance broker. From 1982 to the present, Mr. Nelson has been a Director and Vice President of Burns & Burns Associates, Inc., a general insurance agency. Mr. Nelson is also a Director of Integra Trust Company. Mr. Nelson is currently the Mayor of the City of Bradford. He holds a B.S. in Business Administration from Upsala College.


C. Lawrence Shields Age    68
     Director of the Company since 1983. Chairman from 1986 to 1994. From 1948 to 1962, Mr. Shields was a partner in several small electronic businesses. From 1963 to 1971, Mr. Shields was an engineer employed by, and the General Manager of, Ventron Corporation. In 1971, Mr. Shields founded Control Chief Corporation where he served as President and Director until May 1990. Mr. Shields is also a member of the advisory board of Integra Bank. Mr. Shields is the father of Patrick G. Shields, Director of the Company and father-in-law of Douglas S. Bell, Chairman and Director of the Company.


Patrick G. Shields  Age    47
     Director of the Company since 1983. Served as Treasurer from 1983 until 1989 and President from 1984 until 1991. Since 1991, Mr. Shields has been the President of SPC Technologies, Inc., a corporation which acquired the assets of the Company's former weld monitoring operation in Yorkville, New York. From 1966 to 1971, Mr. Shields held various positions with Ventron Corporation. In 1971 he joined Control Chief Corporation, a wholly owned subsidiary of the Company, as Vice President and Treasurer. Mr. Shields attended the University of Pittsburgh where he majored in Electrical Engineering. Mr. Shields is the son of C. Lawrence Shields, Director of the Company and brother-in-law of Douglas S. Bell, Chairman of the Company.


Jon T. Wray         Age    46
     Director of the Company since August 1994. President of the Company's wholly owned subsidiary, Bradford Classics Woodworking, Inc. since November of 1994. Vice President from January 1994 until November of 1994. From 1989 to 1994 Mr. Wray was General Manager of Bradford Forest Products, a Division of David R. Webb. During 1988 Mr. Wray was In-House Consultant for Steelcase Corp. From 1982 to 1988 he was Vice President of Operations for Buskirk Lumber and Conway Corp. From 1974 to 1982 Mr. Wray held various positions with companies in the field of development and operation of domestic sawmills and timber acquisition. Mr. Wray is a graduate of Ohio State University with a B. S. in Forest Industries Management.

                     SECURITIES OWNED BY MANAGEMENT

The following table provides information regarding beneficial ownership of the Company's Common Stock by each director and nominee, the Company's Chief Executive Officer and any executive officer whose annual aggregate remuneration exceeded $100,000 and by all executive officers and directors as a group as of October 15, 1995. All persons listed below have sole voting and investment power with respect to their common stock unless otherwise indicated .


                               Shares of      Shares of  Total Shares  Percentage of
Name                         Stock Owned  Stock Subject  Beneficially    Outstanding
                                             to Options         Owned          Stock
------------------------------------------------------------------------------------
Douglas S. Bell (1) (2)           75,570              0        75,570           9.3%
Christopher G. Hauser (3)              0            300           300           0.0%
Robert E. Crofford (4)                 0          5,000         5,000           0.6%
Arvid R. Nelson (4)                4,125            300         4,425           0.6%
C. Lawrence Shields (4) (5)      277,525            300       277,825          34.2%
Patrick G. Shields (4)            36,535            300        36,835           4.5%
Jon T. Wray (6)                    1,310              0         1,310           0.2%
------------------------------------------------------------------------------------
All Directors, Officers and
Nominees as a group (8 persons
including those named above)     395,065          6,200       401,265          49.4%
------------------------------------------------------------------------------------

(1) Held with wife as joint tenants with rights of survivorship.
(2) Includes 12,375 shares of common stock held by Mr. Bell as trustee for custodial accounts for his minor children.
(3) Includes 300 shares of common stock subject to acquisition by exercise of outstanding options granted in 1994.
(4) Includes 5,000 shares of common stock subject to acquisition by exercise of outstanding options granted in 1984.
(5) Includes 481 shares of common stock held with wife as joint tenants with rights of survivorship and 137,022 shares of common stock held by the wife of Mr. Shields, individually, as to which he disclaims any beneficial ownership.
(6) Shares held by wife of Mr. Wray, individually, as to which he disclaims beneficial ownership.


                             Executive Officers

The executive officers of the Company are set forth in the table below. All executive officers are elected at the annual meeting or interim meetings of the Board of Directors. No arrangements or understanding exists between any executive officer and any other person pursuant to which he was elected as an executive officer.

Name             Age             Position and Period Served


Douglas S. Bell  46      Director of the Company since 1989.  Chairman
                         of the Board since August 1994.  Elected
                         Senior Vice President of the Company in
                         January 1991. Director and an executive officer with Bradford Classics Woodworking,
                         Inc. since 1989.

Robert E. Crofford       52   Elected Vice President of the Company in
                         January 1991.  Vice President of Control
                         Chief Corporation since May 1988 and Director since May 1990.

Stephen J. Pachla        44   Elected Treasurer of the Company in
                         November 1994.  Treasurer and Director of
                         Control Chief Corporation Since November
                         1994.

Christopher G. Hauser    42   Director and Secretary of the Company
                         since May 1994.  Director and Secretary of
                         Bradford Classics Woodworking, Inc. since
                         1988.







                  EXECUTIVE COMPENSATION/CASH COMPENSATION


The following table sets forth for the fiscal year ended June 30,1995 the remuneration of the Company's Chief Executive Officer and any executive officer whose aggregate remuneration exceeded $100,000.


                         SUMMARY COMPENSATION TABLE


                                                      Long Term Compensation
                       Annual Compensation                 Awards       Payouts
--------------------------------------------------------------------------------

    (a)       (b)     (c)       (d)       (e)         (f)         (g)     (h)       (i)
   Name                                  Other
    and                                 Annual     Restricted            LTIP    All Other
 Principal                             Compensa-      Stock     Options Payouts  Compensa-
 Position    Year  Salary($)  Bonus($)  tion($)    Award(s)($)  /SARs(#)   ($)     tion($)
 ---------   ----  ---------  -------- ---------   -----------  ------- -------  ---------
Douglas S.   1995   70,000       0        0             0          0       0      1,085(1)
   Bell      1994   70,000     5,000      0             0          0       0        808(2)
   CEO       1993   55,000       0        0             0          0       0      1,822(3)
--------------------------------------------------------------------------------

(1) Payment made under the nondiscriminatory 401(K) feature of the Profit Sharing Plan for fiscal year ended June 30, 1995.
(2) Payment made under the nondiscriminatory 401(K) feature of the Profit Sharing Plan for fiscal year ended June 30, 1994
(3) Payment made under the nondiscriminatory Profit Sharing Plan for the fiscal year ended June 30, 1993.




                         COMPENSATION OF DIRECTORS

Non-employee directors of the Company receive compensation of $250.00 for each regular or committee meeting attended. Employee directors are not paid any fees or additional compensation for service as members of the Board or any of its committees. All directors are reimbursed for expenses incurred in attending Board and committee meetings.


                            BENEFIT PLANS

1984 Stock Option Plan.

The Board of Directors and the shareholders of the Company approved the 1984 Stock Option Plan (the "1984 Plan") providing for stock options to key persons, including non-employees of the Company, deemed by the Board to be in the position to contribute materially to the success of the business and affairs of the Company. The 1984 Plan is administered by the Board of Directors. An aggregate of 25,000 shares were reserved for issuance pursuant to the 1984 Plan. Based on the closing bid price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) at the close of business on June 30, 1995, the 25,000 shares subject to the 1984 Plan would have a market value of $70,312. All options will expire not more than ten years after the date of grant. No options may be granted after August 17, 1994. During the 1995 fiscal no options were exercised. Options to purchase a total of 13,000 shares were granted under the 1984 Plan, and the average exercise price per share with respect to such options was $2.38.

The exercise price for any option under the 1984 Plan is not less than the fair market value of a share of common stock on the date of grant, except that the exercise price of an option awarded to any shareholder who owns 10% or more of the Company's Common Stock may not be less than 110% of such fair market value. Generally, the option price is payable in full in cash or by check upon the exercise of the option. However, options granted may provide for the option holder to exercise the option, in whole or in part, by surrendering outstanding shares of common stock of the Company and receiving credit toward the purchase price of option shares then being purchased in an amount equal to the fair market value of the shares being surrendered.

Each option holder must continue in the service of the Company or any one or more of its affiliates in the capacity of employee, agent, consultant or director for one year from the day the option is granted before the option holder can exercise such option in whole or in part. The Board of Directors may, however, in its discretion reduce or eliminate the above holding period with respect to the grant of one or more options to a particular employee or director. If an employee, agent, consultant or director terminates his relationship with the Company for any reason other than death or permanent and total disability, such option holder's option immediately terminates. If, however, the termination is either with the consent of the Board of Directors or pursuant to retirement under the provisions of a plan, the options may be exercised within 90 days from the termination date (or such earlier date as provided in the Option Agreement). If the termination occurs due to death or permanent and total disability, the options may be exercised within one year from the termination date (or such earlier date as provided in the Option Agreement).

Under current federal income tax law, an option holder will not realize taxable income on the grant of an option, but, upon the exercise of the option, the excess of the fair market value over the option price of the shares purchased will be treated as compensation and taxable to the option holder at ordinary income tax rates. The Company will be entitled to a tax deduction in the amount of any compensation income realized by the option holder.


Profit Sharing Plan.

Effective January 1, 1976, as periodically amended, the Company established a discretionary cash profit sharing plan ("Profit Plan") which, subject to the achievement of profitability objectives, authorizes discretionary cash contributions by the Company and/or certain of its subsidiaries to the employees of the Company or such subsidiaries, respectively. Only those employees who meet certain age and service requirements are eligible to receive discretionary cash contributions under the Profit Plan and upon the declaration of a discretionary cash contribution, eligible employees' contribution is distributed based on the ratio of each participant's compensation to the total of all such participants' compensation for such year.

Each participant's share of the contribution is credited to an account maintained for that participant and such amounts are invested by the trustee of the Profit Plan and periodically credited to the participant's account. For the fiscal year ended June 30, 1995, the Board of Directors elected not to make a contribution.

The Board of Directors of the Company authorized the amendment and restatement of the Profit Plan effective July 1, 1993 to incorporate an employee savings plan in the form of tax-deferred contributions in accordance with Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the terms of the Profit Plan eligible employees may contribute, on a pre-tax basis, up to 15% of their compensation. The Company matches each employee's contribution, at a discretionary rate, currently to a maximum of 25% of the first 6% of compensation. Employee and employer contributions are credited to the employee's account and invested pursuant to the participating employee's directions. All employee contributions are 100% vested immediately and non-forfeitable. Employer contributions are vested at a rate of 20% per year following 2 years of service.


1994 Stock Option Plan.

The Board of Directors and the shareholders of the Company approved the 1994 Stock Option Plan (the "1994 Plan") providing for stock options to key persons, including directors, officers and employees. The purpose of the 1994 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such key persons to promote the success of the business of the Company and its subsidiaries. The 1994 Plan is administered by a Committee of the Board of Directors. The maximum number of shares of Common Stock which are subject to Awards granted under the 1994 is 40,000, 7,200 shares of which are reserved for issuance pursuant to Director's Options made available to non-employee directors. Based on the closing bid price for the Company's Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) at the close of business on June 30, 1995, the 40,000 shares subject to the 1994 plan would have a market value of $112,500. All options, with the exception of Director's Options which shall expire five years from its date of grant, will expire not more than ten years after the date of grant. Options to purchase a total of 1,200 shares were granted to non employee Directors under the 1994 Plan, and the average exercise price per share with respect to such options was $3.19.

Stock options other than Director's options may be exercisable immediately upon granting of the stock option or at such other time or times as the Committee shall specify when granting the stock option. As to Director's options, an option to purchase 300 shares of Common Stock is granted upon the effective date of the election of each non employee member of the Company's Board of Directors and option to purchase an additional 300 shares of Common Stock is granted automatically in each of the two succeeding years, immediately following the annual meeting of the Company's shareholders, to each Director who is a non employee Director at such time immediately following such annual meeting. Director's options shall be exercisable immediately upon grant. If an employee, agent, consultant or director terminates his relationship with the Company for any reason other than death or permanent and total disability, such option holder's option immediately terminates. If the termination occurs due to death or permanent and total disability, the options may be exercised within one year from the termination date (or such earlier date as provided in the Option Agreement).

The exercise price for any option under the 1994 Plan is not less than the fair market value of a share of common stock on the date of grant, except that the exercise price of an option awarded to any shareholder who owns 10% or more of the Company's Common Stock may not be less than 110% of such fair market value and the option is not exercisable more than five years from the date it is granted. Generally, the option price is payable in full in cash or by check upon the exercise of the option. However, options granted may provide for the option holder to exercise the option, in whole or in part, by surrendering outstanding shares of common stock of the Company and receiving credit toward the purchase price of option shares then being purchased in an amount equal to the fair market value of the shares being surrendered.

Under current federal income tax law, employee Awards in the form of non-qualified stock options and Director's Options, the optionee is not taxed upon grant of the option. When the option is exercised, the optionee is taxed at ordinary income tax rates on the difference between the option price and the fair market value of the acquired shares on the exercise date. The Company receives a deduction for compensation expense for this full amount and there is a withholding requirement on the exercise date. For incentive stock options, the optionee does not receive taxable income upon the grant of the option or when the option is exercised, provided he does not thereafter make a disqualifying disposition. However, the excess of the fair market value of the acquired shares as of the exercise date over the option price may constitute income for the purpose of the participant's alternative minimum tax computation. If the optionee holds the option at least two years from the date of grant and holds the stock at least one year from the date of transfer of the shares, the optionee is taxed at the time of the disposition of the stock as a capital gain or loss on the difference between the sale price and the option price. Except for a disqualifying disposition of the stock acquired by exercise of an incentive stock option, the Company will not be entitled to a deduction for compensation expense as a result of the grant, exercise or sale of incentive stock option shares by the optionee. If the optionee disposes of the stock prior to expiration of the holding period, he will generally recognize ordinary income in the year of sale equal to the excess, if any, of (a) the lessor of (i) the fair market value of the shares as of the exercise date or (ii) the amount realized on the sale over (b) the option price. In this case, the Company will be entitled to deduct the amount of ordinary income recognized by the optionee with respect to the sale.



Stock Options

The following tabulation shows as to the named Executive Officer the amount of options granted, the amount of shares acquired since that date through the exercise of options granted since that date or prior thereto and the amount of shares subject to all unexercised options held as of June 30, 1995. During the fiscal year ended June 30, 1995 no options were granted.


                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------
                           Individual Grants
      (a)           (b)           (c)             (d)              (e)
                              % of Total
                             Options/SARs
                   Options/   Granted to
                    SARs     Employees in     Exercise or      Expiration
      Name       Granted(#)   Fiscal Year   Base Price($/Sh)      Date
      ----       ----------  ------------   ----------------   ----------
   Douglas S.        0           N/A              N/A              N/A
     Bell
     CEO
--------------------------------------------------------------------------



             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/SAR VALUES
--------------------------------------------------------------------------------
     (a)         (b)         (c)               (d)                       (e)
                                                                        Value of
                                             Number of                Unexercised
                                            Unexercised              In-the-Money
               Shares                     Options/SARS at           Options/SARs at
            Acquired on     Value       Fiscal Year End(#)        Fiscal Year End ($)
  Name      Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
  ----      -----------  ----------- ----------- ------------- ----------- -------------
Douglas S.       0            0           0            0            0            0
  Bell
  CEO
--------------------------------------------------------------------------------


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the fiscal year ended June 30, 1995, the Company and its subsidiaries have, in the aggregate, paid to Burns & Burns Associates, Inc. approximately $229,500 and it is estimated that $240,000 in insurance premiums will be paid to that agency during the new fiscal year. Mr. Arvid Nelson, a director of the Company, is an employee, director and officer of Burns & Burns Associates, Inc. The Company and its subsidiaries plan to continue placing insurance through Mr. Nelson and Burns & Burns Associates, Inc. in similar amounts.

Mr. Christopher G. Hauser, a Director and Secretary of the Company, received approximately $350 during the fiscal year ended June 30, 1995 from the Company as fees relating to general legal services provided to the Company. These fees are based on standard rates for the type of services provided to the Company. The Company plans to continue to use the legal services of Mr. Hauser.

The Company leases from C. Lawrence Shields and Dorothy V. Shields its 20,000 square foot office building and approximately 2.5 acres of land located at 200 Williams Street, Bradford, PA. For the fiscal year ended June 30, 1995, the Company paid $94,933 in rental fees and real estate taxes. C. Lawrence Shields and Dorothy V. Shields are affiliates and principal holders of the Company's Common Stock with beneficial ownership of approximately 34.2% of the outstanding shares as of August 31, 1995. C. Lawrence Shields is a Director and past Chairman of the Board of the Company.

At June 30, 1995, SPC Technologies, Inc. ("SPC"), a related party through a common Director, Patrick G. Shields, owed the Company $99,651 under a 10% interest bearing note. The note arose from the February 1991 sale to SPC of the net operating assets of the Company's automated weld monitoring business (formerly Digimetrics, Inc.). The note is secured by a first security interest in substantially all of the assets of SPC and a second position on the stock of the Company held by Patrick G. Shields. The note is being repaid in monthly installments of $957 with a balloon payment of $86,996 due on August 1, 2001.

During the fiscal year, SPC made payments under the terms of the note amounting in total to $9,571. Patrick G. Shields, the sole officer, director and shareholder of SPC, is a Director of the Company, and the son of C. Lawrence Shields, a Director and the principal shareholder of the Company, and brother-in-law of Douglas S. Bell, the Chairman and a Director of the Company.


              PRINCIPAL HOLDERS OF COMMON STOCK

Set forth below is information as of August 31, 1995 concerning ownership of shares of the Company's Common Stock by all persons known by the Company to own beneficially more than 5% of the Company's Common Stock. All persons listed below have sole voting and investment power with respect to their common stock unless otherwise indicated.

 ---------------------------------------------------------------------------
 Name and Address                  Amount and Nature of          Percentage
 of Beneficial Owner               Beneficial Ownership            of Class
 ---------------------------------------------------------------------------
 Douglas S. and Janine M. Bell           75,570(1)                    9.3%
 101 Russell Boulevard
 Bradford, PA  16701

 C. Lawrence and Dorthy V. Shields      277,825(2)                   34.2%
 64 Jackson Avenue
 Bradford, PA  16701

 Daniel J. and Diane L. Shields          61,820(1)                    7.6%
 17570 Montoya Circle
 Morean Hill, CA  95037
----------------------------------------------------------------------------

  (1) Held as joint tenants with rights of survivorship.
      Includes 12,375 shares of common stock held as trustee for custodial accounts for their minor children .

  (2) Includes 481 shares of common stock held with wife as joint tenants with rights of survivorship, 137,022 shares of common stock held by the wife of Mr. Shields, individually, as to which he disclaims any beneficial ownership, and 300 shares of common stock subject to acquisition by exercise of outstanding options granted in 1994.


                              PROPOSAL NO. 2
            APPROVAL OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has approved the reappointment of Diefenbach, Delio, Kearney & DeDionisio as the Company's independent accountants for the fiscal year ended June 30, 1996. The Board seeks shareholder approval of the selection.

It is anticipated that no representative of Diefenbach, Delio, Kearney & DeDionisio will be present at the Annual Meeting. Diefenbach, Delio, Kearney & DeDionisio have served as the Company's auditors since September 14, 1987.

The Board recommends a vote FOR the approval of the appointment of Diefenbach, Delio, Kearney & DeDionisio.



                       SHAREHOLDER'S PROPOSALS

In order to be eligible for inclusion in the Company's proxy materials for the 1996 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received at the Company's principal executive offices by June 14, 1996.


                          OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the meeting other than those specifically referred to in this Proxy Statement. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.


                         COST OF SOLICITATION

The cost of the solicitation of proxies is being paid by the Company. In addition to the solicitation of proxies by use of the mail, officers and other employees of the Company may, without extra compensation, solicit proxies personally or by telephone or telecopier. The Company will also request banks, brokers and others who hold shares for the benefit of other persons to forward proxy materials to such beneficial owners and will reimburse their expenses.

Shareholders are urged to sign, date and return the enclosed proxy in the enclosed return envelope. Your prompt response will be appreciated.





                    By Order of the Board of Directors
                          Christopher G. Hauser



                         /Christopher G. Hauser/
                              Secretary

Dated: November 10, 1995